 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 11, 2005
ALLIS-CHALMERS ENERGY INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-2199
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)
OF INCORPORATION)

39-0126090
(I.R.S. EMPLOYER
IDENTIFICATION NO.)

5075 WESTHEIMER, SUITE 890
HOUSTON, TEXAS 77056
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER INCLUDING AREA CODE: 713-369-0550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[  ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the exchange ct (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 9. Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(a) Financial Statements of business acquired.

(1) Financial Statements of W. T. Enterprises, Inc.:

Independent Auditors' Report	F-2

Balance Sheets as of March 31, 2005, December 31, 2004 and 2003	F-3

Statements of Income for the Three Months Ended March 31, 2005, and Years Ended December 31, 2004 and 2003	F-4

Statements of Stockholders’ Equity for the Three Months Ended March 31, 2005, and Years Ended December 31, 2004 and 2003	F-5

Statements of Cash Flows for the Three Months Ended March 31, 2005, and Years Ended December 31, 2004 and 2003	F-6

Notes to Financial Statements	F-7

Balance Sheet as of June 30, 2005	F-11

Statements of Income and Retained Earnings for the Six Months ended June 30, 2005 and June 30, 2004	F-12

Schedule of Cost of Revenue and Operating Expenses for the Six Months ended June 30, 2005 and June 30, 2004	F-13

Statements of Cash Flows for the Six Months ended June 30, 2005 and June 30, 2004	F-14

(b) Pro Forma Financial Information.

Unaudited Pro Forma Consolidated Condensed Financial Statements	F-15

Unaudited Pro Forma Consolidated Condensed Statement of Financial Position as of June 30, 2005	F-17

Unaudited Pro Forma Consolidated Condensed Statement of Operations for the Six Months Ended March 31, 2005	F-18

Unaudited Pro Forma Consolidated Condensed Statement of Operations for the Year Ended December 31, 2004	F-19

Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements	F-20

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY, INC.

ALLIS-CHALMERS ENERGY, INC.

Date: September 2, 2005	By:	/s/ Victor M. Perez
Victor M. Perez Chief Financial Officer

INDEPENDENT AUDITOR’S REPORT
To the Board of Directors and Stockholders
of W.T. Enterprises, Inc.
      We have audited the accompanying balance sheets of W.T. Enterprises, Inc. (a Texas Corporation) (the Company) as of March 31, 2005, and December 31, 2004 and 2003 and the related statements of income, stockholders’ equity, and cash flows for the three months ended March 31, 2005 and the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of W.T. Enterprises, Inc. as of March 31, 2005 and December 31, 2004 and 2003, and the results of its operations and its cash flows for the three months ended March 31, 2005 and the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

Accounting & Consulting Group, LLP
Carlsbad, New Mexico
June 10, 2005

W.T. ENTERPRISES, INC.
BALANCE SHEETS
March 31, 2005, December 31, 2004 and 2003

	March 31,	December 31,	December 31,
	2005	2004	2003

ASSETS
Current Assets:
Cash and cash equivalents	$123,093	$49,695	$39,821
Accounts receivable	359,875	418,290	446,646
Unbilled receivables	129,325	101,400	47,000
Related party receivable (Note 2)	7,967	9,673	15,991
Prepaid income taxes	—	—	3,507
Prepaid expenses	10,497	11,593	11,697

Total Current Assets	630,757	590,651	564,662

Property and Equipment:
Transportation equipment	137,555	137,555	137,555
Machinery and equipment	1,905,235	1,867,336	1,248,414
Office furniture and equipment	7,131	7,131	7,131
Accumulated depreciation	(748,646)	(677,475)	(428,031)

Total Property and Equipment	1,301,275	1,334,547	965,069

Total Assets	$1,932,032	$1,925,198	$1,529,731

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt (Note 4)	$283,194	$312,414	$235,137
Short-term notes payable (Note 3)	54,601	86,765	149,995
Accounts payable	82,369	117,928	129,895
Accrued expenses	131,188	62,726	63,514
Deferred income taxes (Note 9)	68,644	72,204	33,425

Total Current Liabilities	619,996	652,037	611,966

Long-Term Debt (Note 4)	89,959	153,675	279,349
Deferred income taxes (Note 9)	136,593	132,577	78,565

Total Liabilities	846,548	938,289	969,880

Stockholders’ Equity:
Common stock, par value $10 100 shares issued and outstanding	1,000	1,000	1,000

Retained earnings	1,084,484	985,909	558,851

Total stockholders’ equity	1,085,484	986,909	559,851

Total liabilities and stockholders’ equity	$1,932,032	$1,925,198	$1,529,731

The accompanying notes are an integral part of these financial statements.

W.T. ENTERPRISES, INC.
STATEMENTS OF INCOME
For the Three Months Ended March 31, 2005
and Years Ended December 31, 2004 and 2003

	March 31,	December 31,	December 31,
	2005	2004	2003

Revenue
Service revenue	$926,906	$3,862,005	$2,415,266
Other income	—	—	2,800

Total revenue	926,906	3,862,005	2,418,066

Expenses
Service-related expenses	552,472	2,514,373	1,582,313
Selling, general, and administrative expenses	150,499	514,211	459,186
Depreciation and amortization	71,171	249,444	174,386
Interest expense	8,656	44,344	27,604

Total expenses	782,798	3,322,372	2,243,489

Operating income	144,108	539,633	174,577

Other income
Gain (loss) on sale of assets	—	—	6,723
Interest income	93	585	905

Income before income taxes	144,201	540,218	182,205
Federal and state income taxes (Note 9)	45,626	113,160	37,121

Net income	$98,575	$427,058	$145,084

The accompanying notes are an integral part of these financial statements.

W.T. ENTERPRISES, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Three Months Ended March 31, 2005 and
The Years Ended December 31, 2004 and 2003

	Common	Paid-in	Retained
	Stock	Capital	Earnings	Total

Balance, January 1, 2003	$1,000	$—	$413,767	$414,767
Net Income	—	—	145,084	145,084
Dividends paid	—	—	—	—

Balance, December 31, 2003	1,000	—	558,851	559,851
Net Income	—	—	427,058	427,058
Dividends paid	—	—	—	—

Balance, December 31, 2004	1,000	—	985,909	986,909
Net Income	—	—	98,575	98,575
Dividends paid	—	—	—	—

Balance, March 31, 2005	$1,000	$—	$1,084,484	$1,085,484

The accompanying notes are an integral part of these financial statements.

W.T. ENTERPRISES, INC.
STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2005 and
The Years Ended December 31, 2004 and 2003

	March 31,	December 31,	December 31,
	2005	2004	2003

Cash flows from operating activities:
Net income	$98,575	$427,058	$145,084
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	71,171	249,444	174,386
Gain (loss) on sale of property, plant, and equipment	—	—	(6,723)
Deferred income taxes	457	92,791	37,121
Change in operating assets and liabilities:
Accounts receivable	30,490	(26,044)	(309,046)
Shareholder loans	1,707	6,318	5,695
Prepaid expenses	1,096	104	(858)
Prepaid income tax	—	3,507	(3,507)
Accounts payable	(35,559)	(11,967)	81,718
Accrued payroll and employee benefits	29,696	(14,467)	31,379
Income tax payable	38,764	13,679	(2,076)

Net Cash Provided (Used) by Operating Activities	236,397	740,423	153,173

Cash flows from investing activities:
Proceeds from sale of property, plant, and equipment	—	—	25,000
Capital expenditures on property, plant, and equipment	(37,899)	(406,618)	(220,385)

Net Cash Provided (Used) by Investing Activities	(37,899)	(406,618)	(195,385)

Cash flows from financing activities:
Repayment of long-term debt	(92,936)	(322,686)	(190,748)
Proceeds from issuance of long-term debt	—	160,000	155,105
Repayment of short-term debt	(32,164)	(1,550,165)	(479,550)
Proceeds from issuance of short-term debt	—	1,388,920	561,260

Net Cash Provided (Used) by Financing Activities	(125,100)	(323,931)	46,067

Net Increase (Decrease) in Cash and Cash Equivalents	73,398	9,874	3,855
Cash and Cash Equivalents at Beginning of Year	49,695	39,821	35,966

Cash and Cash Equivalents at End of Year	$123,093	$49,695	$39,821

Supplemental Schedule of Noncash Investing and Financing Activities:
Purchase of equipment financed with debt proceeds	$—	$212,303	$378,396

Cash paid for interest	$8,954	$44,045	$27,022

The accompanying notes are an integral part of these financial statements.

W.T. ENTERPRISES, INC.
NOTES TO FINANCIAL STATEMENTS
March 31, 2005, December 31, 2004 and 2003

Note 1:	Summary of Significant Accounting Policies
      Nature of Operations. W.T. Enterprises, Inc. (the Company), is primarily engaged in the business of providing compressed air for the drilling of oil and gas wells in the state of Texas. The work is generally performed under fixed price per day contracts.
      Cash and Cash Equivalents. Cash and cash equivalents include all cash balances and highly liquid investments with an initial maturity of three months or less. The Company places its temporary cash investments with a high credit quality financial institution. At times such deposits may be in excess of the Federal Deposit Insurance Corporation (FDIC) insurance limit.
      Trade Accounts Receivable. Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectibility based on past credit history with customers and their current financial condition. Trade receivables are considered fully collectible and therefore no allowance for doubtful accounts has been provided.
      Unbilled Receivables. Unbilled receivables represent revenue earned in the current period but not billed to the customer until future dates, usually within one month.
      Property, plant and equipment. Property, plant and equipment are recorded at cost less depreciation and amortization. Depreciation is provided over the estimated useful life of each class of depreciable asset and is computed using the straight line method. Estimated useful lives for equipment and transportation equipment range from three to seven years. Betterments and large renewals which extend the life of the asset are capitalized whereas maintenance and repairs and small renewals are expensed as incurred.
      Revenue Recognition. Revenue is recognized in the financial statements in the period the services were provided.
      Advertising Costs. Advertising costs are expensed as incurred.
      Income Taxes. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. The Company files its income tax returns on the cash basis of accounting. The Company’s temporary differences relate primarily to accounts receivable, accounts payable and accrued expenses and property and equipment. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.
      Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

W.T. ENTERPRISES, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 2:	Related-Party Transactions
      A summary of amounts due from shareholders follows:

		December 31,
	March 31,
	2005	2004	2003

Note receivables from shareholders, due upon demand, bearing interest of 0%, unsecured	$7,967	$9,673	$15,991

      The Company leases equipment and a storage facility from shareholders under informal month-to-month operating leases. Rental expense for these leases totaled $8,700, $34,800 and $6,000 for the three months ended March 31, 2005 and the years ended December 31, 2004 and 2003, respectively.

Note 3:	Pledged Assets and Short-Term Notes Payable
      Short-term notes payable are collateralized by equipment and receivables and as of March 31, 2005 and December 31, 2004 and 2003 consisted of the following:

		December 31,
	March 31,
	2005	2004	2003

Note payable, FNB, $150,000 line of credit, 6.0 to 6.25% interest rate	$—	$—	$103,850
Note payable, FNB, $53,485, 6.0 to 7.75% interest rate	—	—	24,299
Note payable, FNB, $53,485, 6.25 to 8.75% interest rate	—	—	21,846
Note payable, FNB, $46,145, 6.0 to 7.25% interest rate	13,380	21,106	—
Note payable, CAT Financial, $98,013, 6.7% interest rate	41,221	65,659	—

	$54,601	$86,765	$149,995

Note 4:	Pledged Assets and Long-Term Debt
      Long-term debt and the related assets pledged thereon as of March 31, 2005, and December 31, 2004 and 2003, consisted of the following:

		December 31,
	March 31,
	2005	2004	2003

Various notes payable to banks and financing companies for vehicles and equipment, due in installments through March, 2008 at fixed interest rates ranging from 0.0% to 8.75%, collateralized by vehicles, equipment and accounts receivable	$138,594	$160,674	$250,893
Various notes payable to banks and financing companies for vehicles and equipment, due in installments through March, 2007 at variable interest rates ranging from 4.15% to 7.25%, collateralized by vehicles, equipment and accounts receivable	234,559	305,415	263,593

Subtotal	373,153	466,089	514,486
Less current maturities	283,194	312,414	235,137

Total Long-term debt	$89,959	$153,675	$279,349

W.T. ENTERPRISES, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
      As of March 31, 2005, principal payments required to amortize the debt are summarized below:

Year Ending March 31,

2006	$283,194
2007	79,845
2008	10,114

$373,153

Note 5:	Leases
      The Company has two non-cancelable operating leases for compressor equipment, which expire on November 30, 2005. The company also leases compressor equipment on various cancelable leases. Future minimum lease payments payable under non-cancelable operating lease are due as follows:

Year Ending March 31,

2006	$144,000

      Rental expense for all operating leases totaled $186,936, $912,594, and $472,272 for the three months ended March 31, 2005 and the years ended December 31, 2004 and 2003, respectively.

Note 6:	Stockholders’ Equity
      At March 31, 2005, December 31, 2004 and 2003, the number of authorized and issued common stock and related par value and dividends paid are as follows:

		December 31,
	March 31,
	2005	2004	2003

Common stock authorized	100	100	100
Common stock issued	100	100	100
Common stock outstanding	100	100	100
Common stock, per share par value	$10	$10	$10
Cash dividends paid on common stock	—	—	—

Note 7:	Dependence on Key Customers
      For the three months ended March 31, 2005 and for the years ended December 31, 2004 and December 31, 2003 the Company’s revenues were almost entirely attributable to one customer. As of March 31, 2005 approximately 85% of the Company’s accounts receivable were attributable to this one customer.

Note 8:	Subsequent Events
      The Company’s management is currently negotiating the sale of substantially all the Company’s assets. The anticipated sales date is June 30, 2005. The estimated sales price of the assets is substantially in excess of their book value. Upon consummation of the sale, the Company will exercise options to purchase equipment, currently under operating leases, for $550,000 and then include this equipment in the assets the Company sells.
      Subsequent to March 31, 2005 the Company purchased approximately $240,000 of equipment, which was 100% financed through short-term bank loans.

W.T. ENTERPRISES, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 9:	Income Tax Matters
      Net deferred tax liabilities as of March 31, 2005, December 31, 2004 and 2003 consist of the following components:

		December 31,
	March 31,
	2005	2004	2003

Deferred Tax Liabilities:
Property and equipment	$136,593	$132,577	$78,565
Cash basis receivables	95,394	101,340	96,261
Prepaid expenses	2,047	2,261	2,281

	234,034	236,178	177,107

Deferred Tax Assets:
Net operating loss carryforward	—	—	31,099
Cash basis accounts payable and accrued expenses	28,797	31,397	34,018

	28,797	31,397	65,117

Net deferred tax liabilities	$205,237	$204,781	$111,990

      Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income.
      As of March 31, 2005 and December 31, 2004 and 2003, the deferred tax amounts mentioned above have been classified on the accompanying balance sheets as follows:

		December 31,
	March 31,
	2005	2004	2003

Current liabilities	$68,644	$72,204	$33,425
Noncurrent liabilities	136,593	132,577	78,566

	$205,237	$204,781	$111,991

      The provision for income taxes charged to operation for the three months ended March 31, 2005 and the years ended December 31, 2004 and 2003 consists of the following:

		December 31,
	March 31,
	2005	2004	2003

Current tax expense	$45,169	$51,469	$—
Deferred tax expense	457	92,790	37,121
Benefit of operating loss carryforward	—	(31,099)	—

	$45,626	$113,160	$37,121

      For the three months ended March 31, 2005 and the years ended December 31, 2004 and 2003 the difference between the expected tax expense that would result from applying domestic federal statutory rates to pretax income and the provision for income tax expense is due mainly to the lower average graduated tax rate expected to apply to the estimated taxable income in the years the temporary differences reverse as well as the accrual of state income taxes.

W.T. ENTERPRISES, INC.
BALANCE SHEET
June 30, 2005
(unaudited)

ASSETS
Current Assets
Cash	$153,254.16
Trade Receivables	422,900.00
Trade Receivables-WIP	111,225.00
Loans to Shareholder	6,242.36
Prepaid Expense	19,120.50

Total Current Assets		$712,742.02
Property and Equipment
Transportation Equipment	178,238.71
Machinery & Equipment	2,140,792.13
Office Furniture & Equipment	7,131.34
Accumulated Depreciation	(829,395.00)

Net Property and Equipment		1,496,767.18

Total Assets		$2,209,509.20

LIABILITIES AND EQUITY
Current Liabilities
Accounts Payable	$85,265.16
Accrued Expenses	114,569.38
Income Tax Payable	80,329.09
Deferred Income Taxes	71,781.00
Notes Payable	246,301.98
Current Portion of L.T. Debt	206,298.26

Total Current Liabilities		$804,544.87
Deferred Income Tax		158,816.00
Long-Term Debt, Net of Current Portion		16,014.91
Stockholders’ Equity
Common Stock, $10 Par Value	1,000.00
Retained Earnings	1,229,133.42

Total Stockholders’ Equity		1,230,133.42

Total Liabilities & Stockholders’ Equity		$2,209,509.20

W.T. ENTERPRISES, INC.
STATEMENT OF INCOME AND RETAINED EARNINGS
(unaudited)

	Six Months Ended		Six Months Ended
	Jun. 30, 2005	Pct	Jun. 30, 2004	Pct

Revenue
Service Revenue	$1,949,131.25	100.00	$1,839,365.00	100.00

Total Revenue	1,949,131.25	100.00	1,839,365.00	100.00
Cost of Revenue	1,257,348.70	64.51	1,421,254.04	77.27

Gross Profit	691,782.55	35.49	418,110.96	22.73
Operating Expenses	328,061.99	16.83	269,719.48	14.66

Income From Operations	363,720.56	18.66	148,391.48	8.07
Other Income (Expense)
Interest Income	168.77	0.01	343.36	0.02
Interest Expense	(16,139.41)	(0.83)	(24,819.02)	(1.35)

Total Other Income (Expense)	(15,970.64)	(0.82)	(24,475.66)	(1.33)

Income Before Taxes	347,749.92	17.84	123,915.82	6.74
Income Taxes
Current Income Tax	78,710.75	4.04
Deferred Income Taxes	25,816.00	1.32	23,830.00	1.30

	104,526.75	5.36	23,830.00	1.30

Net Income	243,223.17	12.48	100,085.82	5.44

Beginning Retained Earnings	985,910.25		558,852.46

Ending Retained Earnings	$1,229,133.42		$658,938.28

W.T. ENTERPRISES, INC.
SCHEDULE OF COST OF REVENUE & OPERATING EXPENSES
For the Period Ended June 30, 2005 and 2004
(unaudited)

	Six Months Ended		Six Months Ended
	Jun. 30, 2005	Pct	Jun. 30, 2004	Pct

Cost of Revenue
Contract Air	191,500.00	9.83	352,300.00	19.15
Freight & Trucking	11,529.98	0.59	13,788.47	0.75
Auto Expense	57,800.36	2.97	57,554.74	3.13
Depreciation	148,285.00	7.61	110,875.00	6.03
Fuel	0.00	0.00	12,906.32	0.70
Insurance	27,634.49	1.42	21,697.12	1.18
Laundry/ Uniforms	1,365.96	0.07	5,223.46	0.28
Maintenance & Repairs	95,822.66	4.92	73,610.05	4.00
Equipment Rental	141,320.17	7.25	175,289.72	9.53
Subcontracting — Other	2,942.50	0.15	1,800.00	0.10
Supplies	104,745.30	5.37	139,860.66	7.60
Taxes	34,631.08	1.78	33,779.21	1.84
Travel	2,666.50	0.14	0.00	22.97
Wages	437,054.70	22.42	422,569.29	22.97

Total Cost of Revenue	$1,257,348.70	64.51	$1,421,254.04	77.27

Operating Expenses
Advertising & Promotional	0.00	0.00	454.56	0.02
Bank Charges	0.00	0.00	632.62	0.03
Contract Labor	0.00	0.00	924.00	0.05
Car & Truck Expense	3,400.29	0.17	0.00	0.05
Contributions	2,250.00	0.12	1,000.00	0.05
Depreciation	3,635.00	0.19	3,341.00	0.18
Dues & Subscriptions	71.70	0.00	170.40	0.01
Insurance	21,057.11	1.08	20,040.54	1.09
Laundry & Uniforms	1,748.23	0.09	0.00	1.09
Life Insurance	288.00	0.01	269.00	0.01
Medical Reimbursement	0.00	0.00	3,621.06	0.20
Meals & Entertainment	7,604.96	0.39	1,441.28	0.08
Office Expense	936.47	0.05	1,510.61	0.08
Professional fees	5,171.03	0.27	1,054.00	0.06
Rent	6,026.48	0.31	6,938.15	0.38
Repairs & Maintenance	154.20	0.01	0.00	0.38
Supplies	497.90	0.03	40.00	0.00
Taxes	19,904.64	1.02	11,195.41	0.61
Travel	6,104.48	0.31	1,564.70	0.09
Utilities & Telephone	13,329.50	0.68	8,322.15	0.45
Wages	43,482.00	2.23	8,322.15	0.45
Salaries-Officers	192,400.00	9.87	207,200.00	11.26

Total Operating Expenses	$328,061.99	16.83	$269,719.48	14.66

W.T. ENTERPRISES, INC.
STATEMENT OF CASH FLOWS
For the Period Ended June 30, 2005 and 2004
(unaudited)

	6 Months Ended	6 Months Ended
	Jun. 30, 2005	Jun. 30, 2004

Cash Flow from Operating Activities
Net Income (Loss)	$242,223.17	$100,085.82
Adjustments to Reconcile Cash Flow
Depreciation	151,920.00	114,216.00
Deferred Income Tax	25,816.00	23,830.00
Decrease (Increase) in Current Assets
Trade Receivables	(4,610.00)	56,721.00
Trade Receivable WIP	(9,825.00)	(30,025.00)
Loans to Shareholder	3,432.23	2,959.58
Prepaid Expense	(7,527.57)	(321.51)
Prepaid Income Taxes	0.00	894.00
Increase (Decrease) in Current Liabilities
Accounts Payable	(32,662.73)	(19,411.84)
Accrued Expenses	65,522.20	2,781.13
Credit Cards Payable	66,650.50	10,690.02

Total Adjustments	258,714.63	162,333.38

Cash Provided (Used) by Operations	501,937.80	262,419.20
Cash Flow From Investing Activities
Sales (Purchases) of Assets
Machinery & Equipment	(314,139.87)	(397,016.47)

Cash Provided (Used) by Investing	(314,139.87)	(397,016.47)
Cash Flow From Financing Activities
Cash (Used) or provided by:
Short-Term Debt	159,537.27	42,475.87
Long-Term Debt	(243,775.81)	137,312.81

Cash Provided (Used) by Financing	(84,238.54)	179,788.68

Net Increase (Decrease) in Cash	103,559.39	45,191.41
Cash at Beginning of Period	49,694.77	39,821.42

Cash at End of Period	$153,254.16	$85,012.83

See accompanying accountant’s compilation report

ALLIS-CHALMERS ENERGY INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
      The pro forma financial statements set forth below illustrate the effects of the following acquisition transactions:
      CAPCOIL TUBING SERVICES, INC. TRANSACTION. In May 2005, Allis-Chalmers acquired 100% of the outstanding stock of Capcoil Tubing Services, Inc., a Texas corporation, based in Kilgore, Texas from four stockholders for approximately $2,750,000 in cash, 168,161 shares of Allis-Chalmers’ common stock and the payment of Capcoil secured debt in the amount of $1,190,783. Capcoil is engaged in the sale, installation and service of small diameter capillary tubing and larger diameter coil tubing for servicing producing oil and gas wells. Both types of tubing are installed in wells and used as a delivery system for chemicals and other agents to enhance production from existing oil and gas wells.
      DELTA RENTAL SERVICE, INC. TRANSACTION. In April 2005, Allis-Chalmers acquired 100% of the outstanding stock of Delta Rental Service, Inc., a Louisiana corporation, from three stockholders in Lafayette, Louisiana for approximately $4,650,000 in cash, 223,114 shares of Allis-Chalmers’ Common Stock and the issuance of two promissory notes by Allis-Chalmers in the aggregate principal amount of $350,000. Delta is a rental tool company headquartered in Lafayette, Louisiana and rents specialty rental items to the oil and gas industry such as heavy weight spiral drill pipe, spacer spools and assorted handling tools.
      DOWNHOLE INJECTION SYSTEMS, LLC TRANSACTION. In December 2004, Allis-Chalmers acquired all the equity interests in Downhole Injection Services, LLC from an investor group for approximately $1,100,000 in cash, 508,466 shares of Allis-Chalmers’ Common Stock and payment or assumption of approximately $950,000 of debt. Downhole is headquartered in Midland, Texas and provides solutions to downhole chemical treating problems through the installation of small diameter, stainless steel coiled tubing into producing oil and gas wells.
      DIAMOND AIR TRANSACTION. In November 2004, Allis-Chalmers, through its 55% owned subsidiary, AirComp, purchased substantially all the assets of Diamond Air Drilling Services, Inc. and Marquis Bit Co., L.L.C. for $4,600,000 in cash and the assumption of approximately $450,000 in liabilities. Allis-Chalmers and its joint-venture partner M-I L.L.C. contributed $2,530,000 and $2,070,000, respectively, to the equity of AirComp. Diamond Air and Marquis manufacture hammer bits and provide air hammer and hammer bits and related services required to drill and complete oil and gas wells.
      M-I FLUIDS TRANSACTION. In July 2005, Allis-Chalmers acquired the 45% minority interest in AirComp LLC owned by M.I. Fluids and a $4.8 million subordinated note issued by AirComp to M-I, making AirComp 100% owned by Allis-Chalmers. The purchase price consisted of $8.5 million in cash and the issuance of a subordinated note in the amount of $4.0 million.
      W.T. ENTERPRISES, INC. TRANSACTION. In July 2005, Allis-Chalmers acquired 100% of the compressed air drilling assets of W.T. Enterprises, Inc., a Texas corporation, for approximately $6.0 million in cash. These assets included air compressors, boosters, mist pumps, rolling stock and other equipment complementary to the services and equipment provided by AirComp.
      The accompanying unaudited pro forma consolidated condensed financial statements are based on the historical statements of operations and statements of financial position of Allis-Chalmers and the acquired subsidiaries for the year ended December 31, 2004 and as of and for the six months ended June 30, 2005. The unaudited pro forma consolidated condensed statements of operation illustrate the effects of the acquisition transactions on our results of operations as if the transactions had occurred as of the beginning of the periods presented. The pro forma consolidated statement of financial position illustrates the effects of the acquisition of Delta Rental Service, Inc., Capcoil Tubing Services, Inc., W.T. Enterprises, Inc. and the minority interest in AirComp on our financial position as if the transactions had occurred as of June 30, 2005.

ALLIS-CHALMERS ENERGY INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS — (Continued)
      Certain information normally included in the financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The unaudited pro forma consolidated condensed financial statements should be read in conjunction with our consolidated financial statements appearing elsewhere herein. The unaudited pro forma consolidated condensed financial statements do not purport to be indicative of the results of operation or financial position that actually would have been achieved if the transactions had been consummated on the dates indicated, nor do they project Allis-Chalmers’ results of operations or financial position for any future period or date.

ALLIS-CHALMERS ENERGY INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
STATEMENT OF FINANCIAL POSITION
As of June 30, 2005
(in thousands, except per share data)

	Allis-		W. T. Enterprises		M-I		Allis-
	Chalmers	W. T. Enterprises	Purchase		Purchase		Chalmers
	Consolidated	Historical	Adjustments		Adjustments		Consolidated

ASSETS
Cash and cash equivalents	$2,693	$153	$(153	)(G)	$—		$2,693
							—
Trade Receivables	18,001	534	(534	)(G)	—		18,001
Inventories, net	3,901	—	—		—		3,901
Lease receivable, net	180	—	—		—		180
Prepaids and other current assets	1,650	25	(25	)(G)	—		1,650

Total Current Assets	26,425	712	(712)		—		26,425
Net Property, plant and equipment	49,585	1,497	2,900	(J)	940	(R)	54,860
			(62	)(A)
			—
Goodwill	12,392	—	1,103	(K)			13,495
Other intangibles, net	5,675	—	500	(K)	—		6,150
			(25	)(E)
Debt issuance costs, net	671				—		671
Lease receivable	432				—		432
Other assets	119	—	—		—		119

Total Assets	$95,299	$2,209	$3,704		$940		$102,152

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current maturities of long-term debt	$3,952	$206	$(206	)(G)	$—		$3,952
Trade accounts payable	6,907	85	(85	)(G)	—		6,907
Accrued employee benefits	834	—	—		—		834
Accrued interest	509	—	113	(I)	(75	)(N)	547
Accrued expenses	2,815	267	(267	)(G)	—		2,815
Accounts payable, related parties	75	—	—		—		75

Total Current Liabilities	15,092	558	(446)		(75)		15,130
Accrued postretirement benefit obligations	661	—	—		—		661
Long-term debt	33,938	262	5,738	(H)	6,292	(M)	46,230
Other long-term liabilities	502	159	(159	)(G)			502
Redeemable Warrant	0						0
Preferred Stock	0	—	—		—		0

	50,193	979	5,134		6,217		62,523
Minority Interest	4,911	—	—		(4,911	)(P)	0
Shareholders’ equity
Common stock	140	1	(1	)(G)	—		140
Capital in excess of par value	42,077	—	—		—
			—		—
	—	—	—		—
			—		—		42,077
Accumulated earnings (deficit)	(2,022)	1,229	(1,229	)(G)	(366	)(N)	(2,588)
			(62	)(A)
			(25	)(E)	—
			(113	)(I)
Total Shareholders’ Equity	40,195	1,230	(1,430)		(366)		39,629

Total Liabilities and Shareholders’ Equity	$95,299	$2,209	$3,704		$940		$102,152

See notes to unaudited pro forma consolidated financial statements.

ALLIS-CHALMERS ENERGY INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2005
(in thousands, except per share data)

	Allis-								W.T.
	Chalmers		Delta			Capcoil		W.T.	Enterprises		M-I		Allis-
	Consolidated	Delta	Purchase		Capcoil	Purchase		Enterprises	Purchase		Purchase		Chalmers
	Historical	Historical	Adjustments		Historical	Adjustments		Historical	Adjustments		Adjustments		Consolidated

Sales	$42,922	$821	$—		$2,161			$1,949					$47,853
Cost of Sales	30,483	211	75	(A)	1,458	133	(A)	1,261	(271	)(O)	—		33,350

Gross Profit	12,439	610	(75)		703	(133)		688	271		—		14,503
Marketing and Administrative Expense	7,279	985	(665	)(B)	421	28	(E)	324	23	(E)	—		8,395
													—

Income (Loss) from Operations	5,160	(375)	590		282	(160)		364	248		—		6,108
Other Income
Interest Income	—	3	—		—	—		—	—		—		3
Interest Expense	(1,166)	(11)	11	(C)	(26)	(16	)(F)	(16)	(97	)(I)	(366	)(N)	(1,687)
Settlement on lawsuit	103												103
Other	55	116	—		—	—							172

Income (Loss) Before Taxes	4,152	(267)	601		256	(176)		348	151		(366)		4,698
Minority Interest	(488)	—	—		—	—					488	(P)	0
Taxes	(329)	(142)	142	(D)	(87)	87	(D)	(105)	105	(D)	—		(329)

Net Income/(Loss)	3,336	(409)	743		169	(89)		243	256		122		4,370
Preferred Dividend	—	—	—		—	—		—	—		—		—

Net income/(loss) attributed to common shares	$3,336	$(409)	$743		$169	$(89)		$243	$256		$122		$4,370

Pro forma net income (loss) per common share
Basic	$0.24												$0.32

Diluted	$0.22												$0.29

Weighted average shares outstanding
Basic	13,800												13,800

Diluted	14,900												14,900

See notes to unaudited pro forma consolidated financial statements.

ALLIS-CHALMERS ENERGY INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2004
(in thousands, except per share data)

	Allis-
	Chalmers		Diamond			Downhole			Delta			Capcoil			W.T. Enterprises		M-I		Allis-
	Consolidated	Diamond	Purchase		Downhole	Purchase		Delta	Purchase		Capcoil	Purchase		W.T. Enterprises	Purchase		Purchase		Chalmers
	Historical	Historical	Adjustments		Historical	Historical		Historical	Adjustments		Historical	Adjustments		Historical	Adjustments		Adjustments		Consolidated

Sales	$47,726	$5,584	$—		$4,793	$—		$3,249	$—		$5,774	$—		$3,862			$—		$70,988
Cost of Sales	35,300	3,566	—		3,876	—		826	298	(A)	4,400	398	(A)	2,764	$(904	)(Q)	—		50,523

Gross Profit	12,426	2,018	—		917	—		2,423	(298)		1,374	(398)		1,098	904		—		20,464
Marketing and Administrative Expense	8,199	664	163	(E)	872	83	(E)	1,798	(940	)(B)	676	110		514	93	(E)	—		12,232

Income (Loss) from Operations	4,227	1,354	(163)		45	(83)		625	642		698	(508)		584	811		—		8,232
Other Income
Interest Income	32	—	—		—	—		4	—		—	—		—	—		—		36
Interest Expense	(2,808)	(59)	59	(C)	(74)	74	(C)	(49)	49	(C)	(74)	74	(C)	(44)	(406	)(I)	(733	)(N)	(3,991)
Other	272	(26)	—		—	—		114	—		—	—		—	—		—		360

Income (Loss) Before Taxes	1,723	1,269	(104)		(29)	(9)		694	691		624	(434)		540	405		(733)		4,637
Minority Interest	(321)	—	(524)		—	—		—	—		—	—		—	—		845	(P)	(0)
Taxes	(514)	—	—		—	—		(265)	265	(D)	—	—		(113)	113	(D)	—		(514)

Net Income/(Loss)	888	1,269	(628)		(29)	(9)		429	956		624	(434)		427	518		112		4,123
Preferred Dividend	(124)	—	—		—	—		—	—		—	—		—	—		—		(124)

Net income/(loss) attributed to common shares	$764	$1,269	$(628)		$(29)	$(9)		$429	$956		$624	$(434)		$427	$518		$112		$3,999

Pro forma net income (loss) per common share
Basic	$0.10																		$0.48

Diluted	$0.06																		$0.41

Weighted average shares outstanding
Basic	7,930																		8,321

Diluted	11,959																		9,901

See notes to unaudited pro forma consolidated financial statements.

ALLIS-CHALMERS ENERGY INC
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
CONDENSED FINANCIAL STATEMENTS
      The following pro forma adjustments have been made to the historical financial statements of the Company:

A.) Increase in depreciation due to the increase in the fair value of assets acquired.

B.) Elimination of the year end bonus paid to the employees of Delta.

C.) Reduction interest expense due to the reduction on debt not assumed.

D.) Elimination of tax provision due to the Company’s net operating losses to offset the income form operations thus reducing the amount of federal income tax liability.

E.) Increase in amortization due to the increase in other intangible asset value of acquired company.

F.) To record interest expense related to cash borrowed to purchase Capcoil.

G.) Elimination of assets and liabilities not acquired.

H.) To record cash borrowed to purchase W.T. Enterprises.

I.) To record interest expense related to cash borrowed to purchase W.T. Enterprises.

J.) Recognition of fair value of assets in connection with the acquisition of W.T. Enterprises.

K.) Recognition of goodwill and other intangible assets in connection with the acquisition of W.T. Enterprises.

L.) To record the elimination of M-I’s 45% as time of purchase in AirComp.

M.) To record cash borrowed to purchase M-I’s 45% of AirComp.

N.) To record interest expense related to cash borrowed to purchase M-I’s 45% in AirComp.

O.) To record elimination of lease expense not assumed net of additional depreciation expense of $333,000 due to the increase value of assets acquired at W.T. Enterprises.

P.) Elimination of M-I’s 45% minority interest expense.

Q.) To record elimination of lease expense not assumed net of additional depreciation expense of $249,000 due to the increase value of assets acquired at W.T. Enterprises.

R.) Recognition of fair value of assets in connection with the acquisition of M-I’s 45%.